EXHIBIT 6.3

                                    AGREEMENT

         AGREEMENT (the "Agreement") made this 9th day of April, 1999 by and between Diversified Restaurant Holdings, Inc., a Florida Corporation ("DRH") and Joseph R. Bergmann, having offices at 975 S. Congress Avenue, Delray Beach, Florida 33445 ("Bergmann").

                                   WITNESSETH

         WHEREAS, DRH has agreed to exchange 17,743,250 shares of the Common Stock of DRH, (the "DRH Shares") for 100 shares of the Common Stock of JRB Marketing of South $.OOI par value Florida, Inc., a Florida Corporation ("Marketing") .001, par value (the "Marketing Shares") on the terms and conditions hereinbelow set forth; and

         WHEREAS, Bergmann has agreed to exchange to 100 Marketing Shares for 17,743,250 DRH Shares on the terms and conditions hereinbelow set forth

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         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. EXCHANGE.

                  (a) DRH hereby agrees to issue and deliver to Bergmann the DRH Shares.

                  (b) Bergmann hereby agrees to transfer, assign and deliver to DRH the Marketing Shares.

         2. CLOSING DATE. The closing of the transactions contemplated herein (the "Closing") shall take place simultaneously with the execution hereof on the date hereof (the "Closing Date"). At the Closing:

                  (a) The certificates representing the Marketing Shares duty registered in the name of DRH and duty endorsed for transfer to DRH shall be delivered thereto. The following legend shall be placed on such certificate:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE REGISTERED HOLDER'S COUNSEL REASONABLY ACCEPTABLE TO THE ISSUERS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (b) The certificates representing the DRH Shares bearing the above be issued in the name of and delivered to Bergmann.

                  (c) Bergmann shall be elected to the Board of Directors of DRH and all existing officers and directors of DRH shall resign in writing.

                  (d) Bergmann shall enter into an Employment Agreements with Marketing in the form attached hereto as Exhibit "A."

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BERGMANN. Bergmann hereby represents warrants and covenants to DRH that:

                    (a) Bergmann has full authority and legal capacity to execute and deliver this


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Agreement and to perform this Agreement. This Agreement has been duly and validly executed and delivered by Bergmann, and constitutes the valid and binding obligation of Bergmann, enforceable against him in accordance with its terms.

                  (b) The Marketing Shares when sold by Bergmann pursuant hereto will be legally issued, fully paid and non-assessable with no personal liability attaching thereto .

                  (c) The execution and delivery of this Agreement does not and will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which Marketing or Bergmann is a party or by which they are bound, nor will such execution and delivery allow any party to any such agreement to terminate such agreement or alter the terms or conditions thereof. On the Closing Date, the consummation of the transactions contemplated hereby will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which Marketing or Bergmann is a party or by which they are bound and Bergmann will have the unqualified right to assign and deliver the Marketing Shares to DRH and to pass to it good and valid title thereto, free and clear of any and all liens, claims, charges or encumbrances whatsoever.

                  (d) Marketing does not now have nor ever had any Subsidiary. For the purposes hereof, the term "Subsidiary" shall mean a subsidiary as defined in Rule 405 under the Securities Act of 1933 (the "Act").

                  (e) Marketing has been duly organized under the laws of Florida and is validly existing and in good standing therein, and has the requisite corporate power and authority to carry on its business to the extent presently conducted.

                  (f) The authorized capital stock of Marketing consists of 50,000,000, $.OOI par value common shares, of which l00 of such shares are issued and outstanding and the number of common shares outstanding shall, except as otherwise set forth herein, remain unchanged until the earlier of the Closing or the termination of this Agreement pursuant to its terms. There is not now, and as of the Closing Date there will not be any outstanding options, warrants or other rights to subscribe for or purchase any shares of capital stock of Marketing nor is there or will there be outstanding any security or other instrument convertible into or exchangeable for shares of capital stock of Marketing; nor has Marketing entered into any agreement, arrangement or understanding to issue any of the foregoing. All of the outstanding equity securities of Marketing have been duly authorized, validly issued and are fully paid and non-assessable with no personal liability attaching thereto.

                  (g) Neither the execution nor delivery hereof nor the consummation of the transactions contemplated hereby constitutes a violation by Bergmann or Marketing of any law, rule, regulation, order, judgment or decree of any court or of any local governmental authority or any laws, rules, policies or regulations of any United States federal or state regulatory agenty or of Marketing's organizational documents or bylaws, and any actions necessary to consummate such transactions have been duly taken as may be required by Marketing.

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

                  (h) Bergmann has delivered to DRH a copy of Marketing unaudited balance sheet as of March 31, 1999 (the Marketing Balance Sheet Date") together with the unaudited statement of operations for the period from October 7, 1996 through March 31, 1999 (collectively the "Marketing Financial Statements").

                  (i) The Marketing Financial Statements accurately reflect in all material respects Marketing's financial condition as of the respective dates of the balance sheets and the results of its operations and cash flows and statement of stockholders' equity for the period reflected therein and have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (j) Except to the extent reflected or reserved Against in the Marketing Financial Statements, Marketing did not have, as of the date thereof, any liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise due, including, without limitation, liabilities as a result of taxes with respect to or measured by income or liabilities for taxes arising from any transaction or state of facts entered into or in existence prior to such date.

                  (k) Marketing has duly filed any tax reports and returns required to be filed thereby and has duly paid all taxes and other charges due or claimed to be owed by all taxing authorities (including, without limitation, taxes due in connection with property or the use thereof, income, franchises, licenses, duties, excises, tangible assets, sales and payrolls).

                  (l) There are no pending or, to the best of the knowledge of Marketing andBergmann, threatened administrative, equitable or legal proceedings or notices thereof against Marketing, including, but not limited to tax audits, relating to, or claims asserted for, taxes or assessments against Marketing.

                  (m) Bergmann is aware that DRH has transferred its investment in Southern Dragon, Inc. thereto for $I. 00 and the Bergmann hereby, irrevocably waives any claim he may now have or ever have against such company or others in connection with such transfer.

                  (n) Other than with respect to the transactions contemplated hereby and described herein, since the Marketing Balance Sheet Date, has not:

                           (1) Suffered a Material Adverse Effect, as that term
is hereinafter defined, as to the financial condition of Marketing or as to any of its assets, liabilities, prospects, suppliers, customers or respective results of operations or businesses, including but not limited to any such change resulting from any change in any statute, ordinance, rule or regulation. For all purposes under this Agreement , "Material Adverse Effect" shall be defined as any occurrence that adversely affects the actual or projected financial condition, revenues, expenses, business or prospects of Marketing in any material manner or any other occurrence the consequence of which would materially impair or alter the ability of Marketing to continue to own, use or operate any of the assets and/or conduct or operate the business of Marketing as the case may be, in the same manner as same is owned, used, operated and conducted as of the date immediately prior to the date of any such occurrence;

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

                           (2) Incurred any obligation or liability, whether
absolute, accrued or contingent, other than in connection with this Agreement or in the ordinary course of its business;

                           (3) Paid any claim or satisfied any lien, encumbrance
or liability, whether absolute, accrued or contingent, other than liabilities reflected in the Marketing Financial Statements or incurred in accordance with subparagraph (2) above other than in the ordinary course of its business;

                           (4) Permitted or allowed any of its assets, whether
tangible or intangible, to be mortgaged, pledged or otherwise subjected to any liens or encumbrances;

                           (5) Canceled any debtor claims, waived any rights of
substantial value, or sold or transferred any of its assets, except in the ordinary course of business or as is consistent with their past practices;

                           (6) Disposed of or permitted to lapse any patents,
trademarks, service marks or copyrights, or any patent, trademark, service mark or copyright application, or disposed of or disclosed to any person any trade secret, formula, process or know-how;

                           (7) Granted or promised any increase in the
compensation of any employee, including any such increase pursuant to any bonus, pension, profit sharing or other plan, or any increase in any such compensation payable or to become payable by them to any employee other than in the ordinary course of business;

                           (8) Made any capital expenditure or commitment for
capital improvements, property, equipment or otherwise;

                           (9) Declared, paid or set aside for payment to
stockholders any dividend or other distribution, or redeemed, purchased or otherwise acquired any of its capital stock or any option relating thereto, or agreed to take any such action-,

                           (10) Made any material change in any method of
accounting or accounting practice;

                           (11) Experienced any material labor difficulties;

                           (12) Engaged in any transaction outside of the
ordinary course of business;

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

                           (13) Entered into, amended or terminated any
contract, agreement or understanding, whether oral or written, which entry, amendment or termination has had or is reasonably likely to have a Material Adverse Effect;

                           (14) Engaged in any action or failed to act where the
result is likely to interfere with the consummation of the transactions contemplated hereby;

                           (15) Failed to keep in good standing and in full
force and effect all insurance policies and coverage, if any, in such commercially reasonable amounts which are necessary in order to properly operate the businesses of Marketing as such business is presently operated; or

                           (16) Failed to keep the business records of Marketing
in good order.

                  (o) Marketing is not the subject of an order, writ, injunction, decree or judgment of any arbitrator, arbitration panel or any court or other federal, state or other governmental agency, department, commission board or instrumentality, either domestic or foreign, the result of which would have a Material Adverse Effect.

                  (p) There is no outstanding contract or commitment that, upon the completion or the performance thereof, after allowance for expenses, is likely to result in a Material Adverse Effect to Marketing or that, in the aggregate, is not likely to result in normal profits to Marketing consistent with past practice.

                  (q) Bergmann has been the only shareholder of Marketing since its formation.

                  (r) There is no default on the part of Marketing under any material contract or obligation thereof.

                  (s) There are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated hereby that have arisen or may arise from any act or failure to act of Marketing or any person or entity authorized to act on its behalf.

                  (t) No petition in bankruptcy has been filed by or against Marketing nor has it made any assignment for the benefit of creditors.

                  (u) Marketing will acquire the DRH Shares solely for investment purposes for its own account, and not with a view to the distribution, fractionalization or other disposition thereof or any interest therein.

                  (v) Marketing is able to bear the economic risk of the investment in the DRH Shares, and is aware of the limited ability to sell, transfer or otherwise dispose of them.

                  (w) Marketing has such knowledge and experience in financial and business matters that it can evaluate the merits and risks of the purchase of the DRH Shares.

                  (x) Bergmann understands that:

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

                           (1) He must bear the economic risk of an investment
in the DRH Shares for an indefinite period of time, since the DRH Shares have not been registered under the Act or any other applicable federal or state statute and they cannot be transferred, sold or otherwise disposed of unless registered under the Act or pursuant to an exemption therefrom;

                           (2) The hereinabove described legend will be placed
on the certificate evidencing the DRH Shares.

                           and

                           (3) DRH will issue "stop-transfer" instructions to
its transfer agent with respect to the DRH Shares or so indicate on its internal records.

                  (y) Bergmann is aware that Rule 144 under the Act, as such rule is presently written and as herein relevant, permits public sales of restricted securities such as the DRH Shares only if a minimum of one year, as calculated in accordance with the provisions of such Rule, has elapsed between the later of the date of the acquisition of such securities from the Issuer or an affiliate of the Issuer, and with respect to any resale of such securities in reliance on Rule 144 for the account of either Bergmann or any subsequent holder of such securities, such one year period to begin at the time that such securities are fully paid as contemplated in such Rule, and only upon satisfaction of the other conditions to the availability of such Rule. If such Rule is available to Bergmann, Bergmann may make only routine sales of such securities in limited amounts in accordance with the terms and conditions of such Rule.

                  (z) Bergmann understands that DRH is the only party which may register the Shares under the Act and that DRH has no intention or obligation to do so.

                  (aa) Bergmann has had the opportunity to discuss the business, management and financial condition of DRH with the management of DRH and has had the opportunity to ask questions of the management of DRH. DRH has made available to Bergmann all documents and information Bergmann has requested in order for Bergmann to evaluate the merits and risks of an investment in the DRH Shares.

                  (bb) DRH has provided Bergmann with the opportunity to make such business, accounting and legal review, examination or investigation as Bergmann has wished as to the business affairs of DRH. DRH has furnished Bergmann and his representatives with all such information and copies of such documents concerning the affairs of DRH as he has requested, and DRH has cooperated fully in connection with such review and examination and in making full disclosure to them of all material facts affecting the financial condition and business operations of DRH.

No investigation by DRH shall diminish or obviate any of the representations, warranties, covenants or agreements of Bergmann under this Agreement.

         4. REPRESENTATIONS WARRANTIES AND COVENANTS OF DRH. DRH hereby represents, warrants and covenants to Bergmann as follows:

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

                  (a) DRH has full and legal capacity to execute and deliver this Agreement and to perform this Agreement. This Agreement has been duty and validly executed and delivered by DRH and constitutes the valid and binding obligation of it enforceable against it in accordance with its terms.

                  (b) The DRH Shares when transferred and delivered to Bergmann pursuant hereto will be legally issued, fully paid and non-assessable with no personal liability attaching thereto.

                  (c) The execution and delivery of this Agreement does not and will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which DRH is a party or by which it is bound, nor will such execution and delivery allow any party to any such agreement to terminate such agreement or alter the terms or conditions thereof. On the Closing Date, the consummation of the transactions contemplated hereby will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which DRH is a party or by which it is bound and DRH will have the unqualified right to issue and deliver the DRH Shares to Bergmann and to pass to him good and valid title thereto, free and clear of any and all liens, claims, charges or encumbrances whatsoever.

                  (d) DRH does not now have any Subsidiary or assets.

                  (e) DRH has been duly organized under the laws of Florida and is validly existing and in good standing therein, and has the requisite corporate power and authority to carry on its business to the extent presently conducted.

                  (f) The authorized capital stock of DRH consists of 25,000,000, $.001 par value common shares, of which 7,256,750 of such shares are issued and outstanding, and 5,000,000, $.001 par value preferred shares, of which none of such shares is issued and outstanding, and the number of common shares and preferred shares outstanding shall, except as otherwise set forth herein, remain unchanged until the earlier of the Closing or the termination of this Agreement pursuant to its terms. There is not now, and as of the Closing Date there will not be any outstanding options, warrants or other rights to subscribe for or purchase any shares of capital stock of DRH nor is there or will there or will there be outstanding any security or other instrument convertible into or exchangeable for shares of capital stock of DRH; nor has DRH entered into any agreement, arrangement or understanding to issue any of the foregoing. All of the outstanding equity securities of DRH have been duly authorized, validly issued and are fully paid and non-assessable with no personal liability attaching thereto.

                  (g) Neither the execution nor delivery hereof nor the consummation of the transactions contemplated hereby constitutes a violation by DRH of any law, rule, regulation, order, judgment or decree of any court or of any local governmental authority or any laws, rules, policies or regulations of any United States federal or state regulatory agency or of DRH's organizational documents or bylaws, and any actions necessary to consummate such transactions have been duly taken as may be required by DRH.

                  (h) DRH has delivered to Bergmann a copy of its unaudited balance sheet as of April 6, 1999 (the DRH Balance Sheet Date") together with the unaudited statement of operations, statement of cash flows and statement of stockholders equity for the period its inception through April 6, 1999 and notes thereto (collectively the "DRH Financial Statements").

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

                  (i) The DRH Financial Statements accurately reflect in all material respects DRH's financial condition as of the DRH Balance Sheet Date and the results of its operations and cash flows for the period reflected therein and have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (j) Except to the extent reflected or reserved against in the DRH FinancialStatements, DRH did not have, as of the date thereof, any liabilities or obligations of any naturewhatsoever, whether absolute, accrued, contingent or otherwise due, including, without limitation, liabilities as a result of taxes with respect to or measured by income or liabilities for taxes arising from any transaction or state of facts entered into or in existence prior to such date.

                  (k) DRH has duly filed any tax reports and returns required to be filed thereby and has duly paid all taxes and other charges due or claimed to be owed by all taxing authorities (including, without limitation, taxes due in connection with property or the use thereof, income, franchises, licenses, duties, excises, tangible assets, sales and payrolls)., including, but not limited to tax audits, relating to, or claims asserted for, taxes or assessments against DRH.

                  (m) Other than with respect to the transactions contemplated hereby and described herein and the disposition by DRH of its investment in Southern Dragon, Inc. for $1.00, since the DRH Balance Sheet Date, DRH has not:

                            (1) Suffered a Material Adverse Effect, as that term
is hereinafter defined, as to the financial condition of DRH or as to any of its assets, liabilities, prospects, suppliers, customers or respective results of operations or businesses, including but not limited to any such change resulting from any change in any statute, ordinance, rule or regulation. For all purposes under this Agreement, "Material Adverse Effect" shall be defined as any occurrence that adversely affects the actual or projected financial condition, revenues, expenses, business . manner or any other occurrence the consequence of or prospects of DRH in any material which would materially impair or alter the ability of DRH to continue to own, use or operate any of the assets and/or conduct or operate the business of DRH as the case may be, in the same manner as same is owned, used, operated and conducted as of the date immediately prior to the date of any such occurrence;

                            (2) Incurred any obligation or liability, whether
absolute, accrued or contingent, other than in the ordinary course of business or in connection with this Agreement;

                            (3) Paid any claim or satisfied any lien,
encumbrance or liability, whether absolute, accrued or contingent, other than liabilities reflected in the DRH Financial Statements or incurred in accordance with subparagraph (2) above;

                            (4) Permitted or allowed any of its assets, whether
tangible or intangible, to be mortgaged, pledged or otherwise subjected to any liens or encumbrances;

                            (5) Canceled any debtor claims, waived any rights of
substantial value, or sold or transferred any of its assets, except in the ordinary course of business or as is consistent with their past practices,

                            (6) Disposed of or permitted to lapse any patents,
trademarks, service marks

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

or copyrights, or any patent, trademark, service mark or copyright application, or disposed of or disclosed to any person any trade secret , formula, process or know-how,

                            (7) Granted or promised any increase in the
compensation of any employee, including any such increase pursuant to any bonus, pension , profit sharing or other plan, or any increase in any such compensation payable or to become payable by them to any employee other than in the ordinary course of business;

                            (8) Made any capital expenditure or commitment for
capital improvements, property, equipment or otherwise,

                            (9) Declared, paid or set aside for payment to
stockholders any dividend or other distribution, or redeemed, purchased or otherwise acquired any of its capital stock or any option relating thereto, or agreed to take any such action,

                            (10) Made any material change in any method of
accounting or accounting practice;

                            (11) Experienced any material labor difficulties,

                            (12) Engaged in any transaction outside of the
ordinary course of business;

                            (13) Entered into, amended or terminated any
contract, agreement or understanding, whether oral or written, which entry, amendment or termination has had or is reasonably likely to have a Material Adverse Effect;

                            (14) Engaged in any action or failed to act where
the result is likely to interfere with the consummation of the transactions contemplated hereby;

                            (15) Failed to keep in good standing and in full
force and effect all insurance policies and coverage, if any, in such commercially reasonable amounts which are necessary in order to properly operate the businesses of DRH as such business is presently operated; or

                            (16) Failed to keep the business records of DRH in
good order.

                  (n) DRH is not the subject of an order, writ, injunction, decree or judgment of any arbitrator, arbitration panel or any court or other federal, state or other governmental agency, department, commission) board or instrumentality, either domestic or foreign, the result of which would have a Material Adverse Effect.

                  (o) There is no outstanding contract or commitment that, upon the completion or the performance thereof, after allowance for expenses, is likely to result in a Material Adverse Effect to DRH or that, in the aggregate, is not likely to result in normal profits to DRH consistent with past practice.

                  (p) There is no default on the part of DRH under any material contract or obligation thereof.

                  (q) There are no claims for brokerage commissions or finder's fees in connection

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

with the transaction contemplated hereby that have arisen or may arise from any act or failure to act of DRH or any person or entity authorized to act on its behalf.

                  (r) No petition in bankruptcy has been filed by or against DRH nor has it made any assignment for the benefit of creditors.

                  (s) DRH will acquire the Marketing Shares solely for investment purposes their own account, and not with a view to the distribution, fractionalization or other disposition thereof or any interest therein.

                  (t) DRH expects to be able to bear the economic risk of the investment in the Marketing Shares, and are aware of the limited ability to sell, transfer or otherwise dispose of them.

                  (u) DRH has such knowledge and experience in financial and business matters that it can evaluate the merits and risks of the purchase of the Marketing Shares

                  (v) DRH understands that:

                           (1) DRH must bear the economic risk of an investment
in the Marketing Shares for an indefinite period of time, since the Marketing Shares have not been registered under the the Act or any other applicable federal or state statute and they cannot be transferred, sold or otherwise disposed of unless registered under the Act or pursuant to an exemption therefrom;

                           (2) The hereinabove described legend will be placed
on the certificate evidencing the Marketing Shares.

and

                           (3) Marketing will issue "stop-transfer" instructions
to its transfer agent with respect to the Marketing Shares or note such restriction on its internal records.

                  (w) DRH is aware that Rule 144 under the Act, as such rule is presently written and as herein relevant, permits public sales of restricted securities such as the Marketing Shares only if a minimum of one year, as calculated in accordance with the provisions of such Rule, has elapsed between the later of the date of the acquisition of such securities in reliance on Rule 144 for their account or any subsequent holder of such securities, such one year period to begin at the time that such securities are fully paid as contemplated in such Rule, and only upon satisfaction of the other conditions to the availability of such Rule. If such Rule is available to DRH, it may make only routine sales of such securities in limited amounts in accordance with the terms and conditions of such Rule.

                  (x) DRH understands that Marketing is the only party which may register the Marketing Shares under the Act and that Marketing has no intention or obligation to do so.

                  (y) DRH has had the opportunity to discuss the business, management and financial condition of Marketing with the management of Marketing and has had the opportunity to ask questions of the management of Marketing. Marketing has made available to DRH all documents and information DRH has requested in order for DRH to evaluate the merits and risks of an investment in the Marketing Shares.

                  (z) Marketing has provided DRH with the opportunity to make such business, accounting, and legal review, examination or investigation as DRH has wished as to the business affairs of Marketing. Marketing has furnished DRH and its representatiaves with all such information and copies of such documents concerning the affairs of Marketing as DRH has requested, and Marketing has cooperated fully in connection with such review and examination and in making full disclosure to DRH of all material facts affecting the financial condition and business operations of Marketing.

No investigation by Marketing shall diminish or obviate any of the represent covenants or agreements of DRH or Bergmann under this Agreement.

         5 . INDEMNIFICATION.

                  (a) DRH hereby agrees to indemnify, defend and hold harmless Bergmann from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorney's fees and expenses asserted against, imposed upon or incurred by Bergmann resulting from or by reason or a breach of any representation , warranty or covenant of DRH contained herein.

                  (b) Bergmann hereby agrees to indemnify, defend and hold harmless DRH from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest penalties and attorney's fees and expenses asserted against, imposed upon or incurred by DRH resulting from or by reason of a breach of any representation, warranty or covenant of Bergmann contained herein.

         6. CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of the parties hereunder regarding claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:.

                  (a) The indemnified party hereby agrees to promptly notify the indemnifying party in writing of any claims asserted against, imposed upon or incurred by the indemnified party and the indemnifying party hereby agrees to undertake the defense thereof by representatives chosen by the indemnifying party. The indemnifying party shall have the right to control and handle the conduct of any litigation. The indeminfied party hereby agrees to cooperate with the indemnifying party in the defense of any litigation. The indemnifying party hereby agrees to keep the indemnified party informed as to the progress of any such claim or proceeding; and

                  (b) In the event that the indemnifying party, within fifteen (I 5) days after notification by the indemnified party of any claim, fails to defend, control or handle such matter, the indemnified party shall have the right, upon written notification to the indemnifying party, to defend, compromise or settle the same on behalf of and for the account and at the risk of the indemnifying party. In such event, the indemnifying party hereby agrees to advance and pay all costs and reasonable attorneys fees of such indemnification and give full cooperation to the indemnified party, subject, however, to the right of the indemnifying party to assume such defense at any time prior to final settlement, compromise or determination thereof.

         7. REMEDIES. Except as specifically provided for elsewhere herein, all remedies hereunder shall be cumulative and shall not preclude the assertion by any party of any other rights or the seeking of any other remedies by it against the other party, including, but not limited to, the right of specific performance.

                  (a) Each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby and each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including causing party's representations, warranties and covenants set forth herein to remain true and correct at and as of the Closing Date as though made on and as of the Closing Date

                  (b) The parties hereto shall each use their respective best efforts to obtain or make, at the at the earliest practicable date, all consents and filings necessary to the consummation of the transactions contemplated hereby or which are reasonably requested by the other party.

         9. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations, warranties and agreements of the parties hereto shall survive the Closing of the transactions contemplated hereby.

         10. TERMINATION. Without prejudice to other remedies which may be available to the parties by law or pursuant to the terms of this Agreement, this Agreement may be terminated:

                  (a) by mutual consent of the parties hereto; or

                  (b) by a nondefaulting Party (the "Notifying Party") hereto by giving written notice of such termination on the Closing Date to the other party (the "Notified Party") if, as of the Closing Date, any material conditions precedent to the performance of the obligations of the party giving such notice shall not have been satisfied and shall not have been waived by such party, provided, however, that the Notified Party shall be allowed five (5) business days within which to satisfy any such unsatisfied condition precedent; or

                  (c) by any party (a "Nondefaulting Party") if the closing of the transactions contemplated hereunder shall not have been consummated on or before November 10, 1998, provided such party is not in default hereunder, unless the Closing Date is extended by written agreement of all the parties hereto; provided, however, that no party may exercise such right of termination if the other parties have satisfied all conditions to be satisfied by them hereunder.

         11. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party hereto or related entity or person shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of Marketing; provided, however, that any party may make any public disclosure such party believes in good faith is required by applicable law.

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

         12. MISCELLANEOUS.

                  (a) BENEFIT. This Agreement shall enure to the benefit of the parties thereto and there respective successors and assigns.

                  (b) ENTIRE AGREEMENT. This Agreement, including all schedules and other instruments or documents referred to herein or delivered pursuant hereto which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, warranties, promises, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written agreement duly executed by the parties hereto. Any condition to a particular party is obligations hereunder may be waived in writing by such party. .

                  (c) HEADINGS. The headings contained in this Agreement have been inserted for convenience and reference purposes only and shall not affect the meaning or interpretation hereof in any manner whatsoever.

                  (d) SEVERABILITY. If any of the terms, provisions or conditions contained in this Agreement shall be declared to be invalid or void in any judicial proceeding, this Agreement shall be honored and enforced to the extent of its validity, and those provisions not declared invalid shall remain in full force and effect.

                  (e) REMEDIES. In the event of a breach or threatened breach by any party of its obligations hereunder, each party acknowledges that the other parties may not have an adequate remedy at law and shall be entitled to such equitable and injunctive relief as may be available to restrain the other party from any violation of such obligations. Nothing herein shall be construed as prohibiting any party from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

                  (f) DISCLOSURE. Any disclosure made in any schedule or exhibit hereto shall be deemed to be disclosure in all other applicable schedules. and exhibits hereto.

                  (g) EXHIBITS AND SCHEDULES. All exhibits and schedules hereto shall be deemed to be a part hereof.

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

                  (h) NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed given when actually received addressed to each of the parties as follows:

If to Bergmann:                     Joseph R. Bergmann
                                    975 S. Congress Avenue
                                    Suite 102
                                    Delray Beach, Florida 33445

If to DRH:                          Larry M. Reid
                                    4 Via Lucindia North
                                    Stuart, Florida 33496

or to such other address, or the attention of such other party, as the parties shall advise the other by notice given in conformity herewith.

                  (i) GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida, without giving effect to conflicts of law.

                  (j) COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                  (k) EXPENSES. Each party shall bear all of his or its own expenses associated with the transactions contemplated hereby.

                  (1) ASSIGNMENTS. This Agreement may not be assigned by either party.

                  (m) FACSIMILE SIGNATURES. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Agreement shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

                  (n) LITIGATION, JURISDICTION AND VENUE. In the event any action, suit or proceeding is instituted as a result of this Agreement, the prevailing party in such action, suit or proceeding shall be entitled to receive reimbursement of the costs of such action, suit or proceeding at all levels, including reasonable attorneys' fees. Further, in the event of the institution of any such action, suit or proceeding, each of the parties hereto hereby consents to the exclusive jurisdiction and venue of the courts of the State of Florida located in Palm Beach County, Florida and the United States District Court in and for the Southern District of Florida with respect to any matter relating to this Agreement and the performance of the parties' obligations hereunder and each of the parties hereto hereby further consents to the personal jurisdiction of such courts. Any action suit or proceeding brought by or on behalf of either of the parties hereto relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties hereby agree that service of process may be made in any manner permitted by the rules of such courts and the laws of the State of Florida.

                  (o) CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    DIVERSIFIED RESTAURANT HOLDINGS, INC.

                                    By:
                                       ----------------------------------------
                                            Larry M. Reid


                                       ----------------------------------------
                                       JOSEPH R. BERGMANN

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